Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 14, 2014, in the Registration Statement (Form F-1) and related Prospectus of Orion Engineered Carbons S.à r.l. dated July 14, 2014.

/s/Stefan Pfeiffer Wirtschaftsprufer (German Public Auditor)	/s/Benjamin Breh Wirtschaftsprufer (German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Essen, Germany

July 14, 2014